Exhibit 99(a)



                       FORM 11-K


           SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549


     (Mark One)

     [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
          SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the year ended       December 31, 1995
                       ------------------------------------


                           OR

     [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
          SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from             to
                                   -----------    ----------


     Commission file number       33-50134
                           ---------------------------------






       THRIFT PLAN OF PHILLIPS PETROLEUM COMPANY
                (Full title of the Plan)





               PHILLIPS PETROLEUM COMPANY
             (Name of issuer of securities)





             Bartlesville, Oklahoma                 74004
     (Address of principal executive office)      (Zip code)

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements
    --------------------

Financial statements of the Thrift Plan of Phillips Petroleum
Company, filed as a part of this annual report, are listed in the accompanying index.

(b) Exhibits
    --------

Exhibit 1  Consent of Ernst & Young LLP


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Thrift Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THRIFT PLAN OF
                                 PHILLIPS PETROLEUM COMPANY




                                     /s/ L. F. Francis
                               ---------------------------------
                                        L. F. Francis
                                             Member
                                    Thrift Plan Committee


June 24, 1996

- -----------------------------------------------------------------
Index To Financial Statements             Thrift Plan Of Phillips
And Schedules                                   Petroleum Company



                                                             Page

Report of Independent Auditors ..............................  3


Financial Statements

  Statements of Net Assets Available for Benefits at December 31, 1995 and 1994

     Total Plan .............................................  4
     Fund A .................................................  6
     Combined Funds B and C .................................  8
     Fund D--Deposit Administration Account ................. 10
     Fund D--Deferred Settlement Account .................... 12
     Fund E ................................................. 14
     Fund F ................................................. 16
     Loan Fund .............................................. 18
     Temporary Investment Fund .............................. 20

  Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 1995, 1994 and 1993

     Total Plan .............................................  5
     Fund A .................................................  7
     Combined Funds B and C .................................  9
     Fund D--Deposit Administration Account ................. 11
     Fund D--Deferred Settlement Account .................... 13
     Fund E ................................................. 15
     Fund F ................................................. 17
     Loan Fund .............................................. 19
     Temporary Investment Fund............................... 21

  Notes to Financial Statements ............................. 22


Supplemental Schedules

  Schedule of Assets Held for Investment Purposes
    at December 31, 1995 .................................... 31

  Schedule of Reportable Transactions for the
    Year Ended December 31, 1995 ............................ 32

- -----------------------------------------------------------------
Report Of Independent Auditors


The Thrift Plan Committee
Thrift Plan of Phillips Petroleum Company

We have audited the accompanying statement of net assets available for benefits of the Thrift Plan of Phillips Petroleum Company
(Plan) as of December 31, 1995 and 1994, and the related statement of changes in net assets available for benefits for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Thrift Plan Committee (Committee). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Committee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1995 and 1994, and the changes in its net assets available for benefits for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1995, and reportable transactions for the year ended December 31, 1995, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The fund information presented on pages 6 through 21 listed in the accompanying index to financial statements and schedules is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                 /s/ Ernst & Young LLP

Tulsa Oklahoma                       ERNST & YOUNG LLP
June 24, 1996

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company


                                           Thousands of Dollars
                                         ------------------------
At December 31                                 1995          1994
                                         ------------------------

Assets
Investments
  Phillips Petroleum Company
    common stock                         $  704,705       676,075
  Insurance contracts                       285,462       332,814
  BT Pyramid Government Securities
    Cash Fund                                 9,356        18,369
  BT Pyramid Large Capitalization
    Equity Index Fund                        71,911        51,486
  BZW Barclays Global Investors
    Government/Corporate
    Bond Index Fund E*                       74,816        70,712
  BT Pyramid Discretionary Cash Fund         66,264        59,748
  Loans to Plan participants                 18,868        17,837
- -----------------------------------------------------------------
                                          1,231,382     1,227,041
Cash                                              1             -
Contributions Receivable                        568           578
Employee Deposits Receivable                    204           182
Loan Repayments Receivable                       73            49
Interest Receivable                           1,446         1,589
Securities Sold                               1,241             -
- -----------------------------------------------------------------
Total Assets                              1,234,915     1,229,439
- -----------------------------------------------------------------

Liabilities
Securities Purchased                              -         1,493
Other Liabilities                                 -             3
- -----------------------------------------------------------------
Total Liabilities                                 -         1,496
- -----------------------------------------------------------------

Net Assets Available for Benefits        $1,234,915     1,227,943
=================================================================
See Notes to Financial Statements.
*Formerly Wells Fargo

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company


                                     Thousands of Dollars
                             ------------------------------------
Years Ended December 31            1995         1994         1993
                             ------------------------------------

Additions
Contributions and Deposits
  Company contributions
    Matching                 $    5,742        5,854        5,986
    Before-tax deposits          17,601       17,313       16,518
  Employee deposits              15,865       16,429       17,913
Transfer from Other Plans             -            -           34
- -----------------------------------------------------------------
                                 39,208       39,596       40,451
- -----------------------------------------------------------------

Investment Income
  Dividends                      24,471       24,213       26,091
  Interest
    Participant loans             1,179          919            -
    Other                        30,530       33,492       35,642
  Net appreciation               60,994       82,085      109,944
- -----------------------------------------------------------------
                                117,174      140,709      171,677
- -----------------------------------------------------------------

Total Additions                 156,382      180,305      212,128
- -----------------------------------------------------------------

Deductions
Distributions to
  Participants or Their
  Beneficiaries
    Cash                        109,754      123,967       96,790
    Phillips Petroleum Company
      common stock               39,221       45,868       36,256
Forfeitures                          12            2            9
Administrative Expense              404          452          425
Interest Expense                     19           43           23
- -----------------------------------------------------------------
Total Deductions                149,410      170,332      133,503
- -----------------------------------------------------------------

Net Increase                      6,972        9,973       78,625

Net Assets Available for
  Benefits
Beginning of Year             1,227,943    1,217,970    1,139,345
- -----------------------------------------------------------------

End of Year                  $1,234,915    1,227,943    1,217,970
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND A


                                           Thousands of Dollars
                                         ------------------------
At December 31                                1995           1994
                                         ------------------------

Assets
Investments
  BZW Barclays Global Investors
    Government/Corporate
    Bond Index Fund E*                     $74,816         70,712
- -----------------------------------------------------------------
                                            74,816         70,712
Due from Temporary Investment Fund             107            123
Cash                                             1              -
- -----------------------------------------------------------------
Total Assets                                74,924         70,835
- -----------------------------------------------------------------

Liabilities
Other Liabilities                                -              1
- -----------------------------------------------------------------
Total Liabilities                                -              1
- -----------------------------------------------------------------

Net Assets Available for Benefits          $74,924         70,834
=================================================================


Number of Units                          6,156,676      6,939,191
Unit Value                                $12.1696        10.2079
- -----------------------------------------------------------------
See Notes to Financial Statements.
*Formerly Wells Fargo

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND A


                                      Thousands of Dollars
                                ---------------------------------
Years Ended December 31            1995         1994         1993
                                ---------------------------------

Additions
Investment Income
  Interest                      $     2            2          300
  Net appreciation
    (depreciation)               12,772       (3,127)       7,894
- -----------------------------------------------------------------
                                 12,774       (3,125)       8,194
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                 1,117        1,333        1,347
- -----------------------------------------------------------------
Total Additions                  13,891       (1,792)       9,541
- -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                   7,591        9,561       12,745
Administrative Expense               68          124           92
- -----------------------------------------------------------------
Total Deductions                  7,659        9,685       12,837
- -----------------------------------------------------------------

Interfund Transfers              (2,142)      (8,410)      17,681
- -----------------------------------------------------------------

Net Increase (Decrease)           4,090      (19,887)      14,385

Net Assets Available for
  Benefits
Beginning of Year                70,834       90,721       76,336
- -----------------------------------------------------------------

End of Year                     $74,924       70,834       90,721
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company


                                           COMBINED FUNDS B AND C


                                           Thousands of Dollars
                                         ------------------------
At December 31                                1995           1994
                                         ------------------------

Assets
Investments
  Phillips Petroleum Company
    common stock                          $704,705        676,075
  BT Pyramid Government Securities
    Cash Fund                                6,020         15,019
- -----------------------------------------------------------------
                                           710,725        691,094
Due from Temporary Investment Fund
  --Fund B                                   2,523          2,591
Contributions Receivable--Fund C               452            487
Interest Receivable                             54             60
Securities Sold                              1,241              -
- -----------------------------------------------------------------
Total Assets                               714,995        694,232
- -----------------------------------------------------------------

Liabilities
Securities Purchased                             -          1,493
- -----------------------------------------------------------------
Total Liabilities                                -          1,493
- -----------------------------------------------------------------

Net Assets Available for Benefits         $714,995        692,739
=================================================================

Net Assets Available for Benefits
Fund B                                    $472,537        451,491
Fund C                                     242,458        241,248
- -----------------------------------------------------------------
                                          $714,995        692,739
=================================================================


Number of Units
Fund B                                   6,285,468      6,248,165
Fund C                                   3,225,073      3,338,624
- -----------------------------------------------------------------
                                         9,510,541      9,586,789
- -----------------------------------------------------------------
Unit Value                                $75.1793        72.2598
- -----------------------------------------------------------------
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                           COMBINED FUNDS B AND C

                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31            1995         1994         1993
                               ----------------------------------

Additions
Investment Income
  Dividends                    $ 24,471       24,213       26,091
  Interest                          702          434          396
  Net appreciation               29,404       84,226       99,550
- -----------------------------------------------------------------
                                 54,577      108,873      126,037
Matching Company
  Contributions--Fund C           5,742        5,854        5,986
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund--Fund B        26,050       25,932       26,322
- -----------------------------------------------------------------
Total Additions                  86,369      140,659      158,345
- -----------------------------------------------------------------

Deductions
Distributions to Participants
  or Their Beneficiaries
    Cash--Fund B                 19,781       29,130       28,438
    Cash--Fund C                 10,295       13,557       12,036
    Phillips Petroleum Company
      common stock--Fund B       26,953       33,655       26,297
    Phillips Petroleum Company
      common stock--Fund C       12,268       12,213        9,959
Forfeitures--Fund C                  12            2            9
Administrative Expense              122          119          229
Interest Expense                     19           43           23
- -----------------------------------------------------------------
Total Deductions                 69,450       88,719       76,991
- -----------------------------------------------------------------

Interfund Transfers               5,337      (11,161)     (84,113)
- -----------------------------------------------------------------

Net Increase (Decrease)          22,256       40,779       (2,759)

Net Assets Available for
  Benefits
Beginning of Year               692,739      651,960      654,719
- -----------------------------------------------------------------
End of Year                    $714,995      692,739      651,960
=================================================================

Net Assets Available for
  Benefits
Fund B                         $472,537      451,491      451,092
Fund C                          242,458      241,248      200,868
- -----------------------------------------------------------------
                               $714,995      692,739      651,960
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                           FUND D--DEPOSIT ADMINISTRATION ACCOUNT


                                            Thousands of Dollars
                                           ----------------------
At December 31                                 1995          1994
                                           ----------------------

Assets
Investments
  Insurance contracts
    Travelers Insurance Company,
      Group Annuity Contract GR-15505      $127,316       158,442
   The Prudential Insurance Company of
      America, Group Annuity Contract
      GA-5991                                     -        19,932
    Continental Assurance Company,
      Group Annuity, Contract GP-12692       67,946        65,837
      Group Annuity, Contract GP-12787       23,537        23,312
    Provident National Assurance,
      Group Annuity, Contract GC-05048       66,060        64,447
  BT Pyramid Government Securities
    Cash Fund                                     -            14
- -----------------------------------------------------------------
                                            284,859       331,984
Interest Receivable                           1,041         1,219
- -----------------------------------------------------------------
Total Assets                                285,900       333,203
- -----------------------------------------------------------------

Net Assets Available for Benefits          $285,900       333,203
=================================================================


Number of Units                                  (A)           (A)
Unit Values                                      (A)           (A)
- -----------------------------------------------------------------
(A) See Note 5.
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                           FUND D--DEPOSIT ADMINISTRATION ACCOUNT


                                       Thousands of Dollars
                               ----------------------------------
Years Ended December 31            1995         1994         1993
                               ----------------------------------

Additions
Investment Income
    Interest                   $ 25,576       30,956       34,444
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                     -            -        2,124
- -----------------------------------------------------------------
Total Additions                  25,576       30,956       36,568
- -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                  52,263       51,376       38,509
Administrative Expense               75           97           55
- -----------------------------------------------------------------
Total Deductions                 52,338       51,473       38,564
- -----------------------------------------------------------------

Interfund Transfers             (20,541)     (48,168)      (2,654)
- -----------------------------------------------------------------

Net Decrease                    (47,303)     (68,685)      (4,650)

Net Assets Available for
  Benefits
Beginning of Year               333,203      401,888      406,538
- -----------------------------------------------------------------

End of Year                    $285,900      333,203      401,888
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                              FUND D--DEFERRED SETTLEMENT ACCOUNT


                                            Thousands of Dollars
                                           ----------------------
At December 31                               1995            1994
                                           ----------------------

Assets
Investments
  Insurance contract                         $603             844
- -----------------------------------------------------------------
Total Assets                                  603             844
- -----------------------------------------------------------------

Net Assets Available for Benefits            $603             844
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                              FUND D--DEFERRED SETTLEMENT ACCOUNT


                                        Thousands of Dollars
                                 --------------------------------
Years Ended December 31            1995         1994         1993
                                 --------------------------------

Additions
Investment Income
  Interest                       $   66          118           89
- -----------------------------------------------------------------
Total Additions                      66          118           89
- -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                     307          507          608
- -----------------------------------------------------------------
Total Deductions                    307          507          608
- -----------------------------------------------------------------

Net Decrease                       (241)        (389)        (519)

Net Assets Available for
  Benefits
Beginning of Year                   844        1,233        1,752
- -----------------------------------------------------------------

End of Year                      $  603          844        1,233
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND E


                                            Thousands of Dollars
                                           ----------------------
At December 31                                1995           1994
                                           ----------------------

Assets
Investments
  BT Pyramid Large Capitalization
    Equity Index Fund                      $71,911         51,486
Due From Temporary Investment Fund             358            375
- -----------------------------------------------------------------
Total Assets                                72,269         51,861
- -----------------------------------------------------------------

Net Assets Available for Benefits          $72,269         51,861
=================================================================


Number of Units                         46,684,257     46,125,102
Unit Value                                  1.5480         1.1243
- -----------------------------------------------------------------
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND E


                                      Thousands of Dollars
                                ---------------------------------
Years Ended December 31            1995         1994         1993
                                ---------------------------------

Additions
Investment Income
  Net appreciation              $18,818          986        2,500
- -----------------------------------------------------------------

Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                 3,698        3,818        3,026
- -----------------------------------------------------------------
Total Additions                  22,516        4,804        5,526
- -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                   5,377        3,928        1,950
Administrative Expense               23           73           42
- -----------------------------------------------------------------
Total Deductions                  5,400        4,001        1,992
- -----------------------------------------------------------------

Interfund Transfers               3,292       13,118       34,406
- -----------------------------------------------------------------

Net Increase                     20,408       13,921       37,940

Net Assets Available for
  Benefits
Beginning of Year                51,861       37,940            -
- -----------------------------------------------------------------

End of Year                    $ 72,269       51,861       37,940
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND F


                                            Thousands of Dollars
                                           ----------------------
At December 31                                1995           1994
                                           ----------------------

Assets
Investments
  BT Pyramid Discretionary Cash Fund       $66,264         59,748
Due from Temporary Investment Fund             259            278
Interest Receivable                            337            297
- -----------------------------------------------------------------
Total Assets                                66,860         60,323
- -----------------------------------------------------------------

Liabilities
Other Liabilities                                -              2
- -----------------------------------------------------------------
Total Liabilities                                -              2
- -----------------------------------------------------------------

Net Assets Available for Benefits          $66,860         60,321
=================================================================


Number of Units                         59,671,680     57,120,734
Unit Value                                  1.1205         $1.056
- -----------------------------------------------------------------
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND F


                                      Thousands of Dollars
                                ---------------------------------
Years Ended December 31            1995         1994         1993
                                ---------------------------------

Additions
Investment Income
  Interest                      $ 4,015        1,867          228
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                 2,770        2,773        1,682
Transfer from Other Plans             -            -           34
- -----------------------------------------------------------------
Total Additions                   6,785        4,640        1,944
- -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                  13,420       15,426        2,491
Administrative Expense              116           39            7
- -----------------------------------------------------------------
Total Deductions                 13,536       15,465        2,498
- -----------------------------------------------------------------

Interfund Transfers              13,290       51,075       20,625
- -----------------------------------------------------------------

Net Increase                      6,539       40,250       20,071

Net Assets Available for
  Benefits
Beginning of Year                60,321       20,071            -
- -----------------------------------------------------------------

End of Year                     $66,860       60,321       20,071
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                        LOAN FUND


                                            Thousands of Dollars
                                           ----------------------
At December 31                                1995           1994
                                           ----------------------

Assets
Investments
  Loans to participants                    $18,868         17,837
Due from Temporary Investment Fund             496            304
- -----------------------------------------------------------------
Total Assets                                19,364         18,141
- -----------------------------------------------------------------

Net Assets Available for Benefits          $19,364         18,141
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                        LOAN FUND


                                      Thousands of Dollars
                                ---------------------------------
Years Ended December 31            1995         1994         1993
                                ---------------------------------

Additions
Interest--Participant Loans     $ 1,179          919            -
- -----------------------------------------------------------------

Deductions
Cash Distributions to
  Participants or Their
  Beneficiaries                     720          482           13
Loan Repayments from Plan
  Participants                    7,867        5,934          523
- -----------------------------------------------------------------
Total Deductions                  8,587        6,416          536
- -----------------------------------------------------------------

Interfund Transfers               8,631        9,481       14,693
- -----------------------------------------------------------------

Net Increase                      1,223        3,984       14,157

Net Assets Available for
  Benefits
Beginning of Year                18,141       14,157            -
- -----------------------------------------------------------------

End of Year                     $19,364       18,141       14,157
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                        TEMPORARY INVESTMENT FUND


                                            Thousands of Dollars
                                           ----------------------
At December 31                               1995            1994
                                           ----------------------

Assets
Investments
  BT Pyramid Government Securities
    Cash Fund                              $3,336           3,336
Contributions Receivable                      116              91
Employee Deposits Receivable                  204             182
Loan Repayments Receivable                     73              49
Interest Receivable                            14              13
- -----------------------------------------------------------------
Total Assets                                3,743           3,671
- -----------------------------------------------------------------

Liabilities
Due to Fund A                                 107             123
Due to Fund B                               2,523           2,591
Due to Fund E                                 358             375
Due to Fund F                                 259             278
Due to Loan Fund                              496             304
- -----------------------------------------------------------------
Total Liabilities                           3,743           3,671
- -----------------------------------------------------------------

Net Assets Available for Benefits          $    -               -
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                        TEMPORARY INVESTMENT FUND


                                      Thousands of Dollars
                               ----------------------------------
Years Ended December 31            1995         1994         1993
                               ----------------------------------

Additions
Contributions and Deposits
  Company contributions--
    before-tax deposits         $17,601       17,313       16,518
  Employee deposits              15,865       16,429       17,913
  Loan repayments from
    Plan participants             7,867        5,934          523
- -----------------------------------------------------------------
                                 41,333       39,676       34,954

Investment Income
  Interest                          169          115          185
- -----------------------------------------------------------------
Total Additions                  41,502       39,791       35,139
- -----------------------------------------------------------------

Deductions
Allocation of Deposits and
  Earnings                       33,635       33,856       34,501
- -----------------------------------------------------------------

Interfund Transfers              (7,867)      (5,935)        (638)

Net Increase                          -            -            -

Net Assets Available for
Benefits
Beginning of Year                     -            -            -
- -----------------------------------------------------------------

End of Year                     $     -            -            -
=================================================================
See Notes to Financial Statements.

- -----------------------------------------------------------------
Notes To Financial Statements             Thrift Plan Of Phillips
                                                Petroleum Company


Note 1--Plan Description

The following description of the Thrift Plan of Phillips
Petroleum Company (Plan) is subject to and qualified by the more complete information appearing in the Plan document.

The Plan is a defined contribution plan available to certain employees of Phillips Petroleum Company and participating subsidiaries (Company). Generally, any regular employee on the direct dollar payroll of the Company is eligible to participate. Non-managerial retail outlet marketing employees are not eligible. Effective August 23, 1993, assets and liabilities associated with accounts from the Salary Reduction Thrift Plan for Employees of Incinatrol, Inc. were transferred to the Plan.

The Company has a trust agreement with Bankers Trust Company, New York, New York (Trustee). Plan investments are held by the Trustee. Fund A is managed by the Trustee, with BZW Barclays Global Investors, N.A. (formerly Wells Fargo Institutional Trust Company) managing Fund A assets invested in the BZW Barclays Global Investors Government/Corporate Bond Index Fund E. Effective at the close of business on December 31, 1995, the Trustee for Funds B and C was changed to Vanguard Fiduciary Trust Company (Vanguard), and during 1996, Vanguard is scheduled to become Trustee for all other funds except Fund D. (See Note 11.)

Participants may have up to 15 percent of their pay deposited in the Plan each month. The first 5 percent is designated as regular deposits with any excess being designated as supplemental deposits. Deposits may be further designated by a participant as before-tax or after-tax deposits. Before-tax deposits are made by the Company on behalf of a participant who has elected the before-tax feature of the Plan. Total deposit amounts and allocation of deposits between after-tax and before-tax accounts are subject to limitations imposed by the Internal Revenue Code. Participants may change their investment direction and deposit rate semiannually during designated enrollment periods. Employee deposits may be suspended in certain circumstances.

The Company contributes an amount equal to 25 percent of an employee's regular deposits made to Fund B and 15 percent of regular deposits made to any other investment fund.

Employee and before-tax deposits and loan repayments are first placed in the Temporary Investment Fund and invested in certain specified short-term securities for up to 45 days after receipt by the Trustee. Loan repayments are transferred to the Loan Fund and then allocated to Funds A, B, E or F based on a participant's regular deposits. Employee deposits and earnings are paid into Funds A, B, E or F as directed by the participant, and invested as follows: Fund A (commingled BZW Barclays Global Investors Government/Corporate Bond Index Fund E managed by BZW Barclays Global Investors, N.A., Fund B (common stock of Phillips Petroleum Company), Fund E (commingled BT Pyramid Large Capitalization Equity Index Fund managed by Bankers Trust Company) and Fund F (effective July 1, 1993, in the BT Pyramid Discretionary Cash Fund, a commingled money market fund managed by Bankers Trust Company). After June 30, 1993, Fund D (investment contracts which guarantee repayment of principal invested and a fixed rate of interest) no longer accepted deposits. Company matching contributions are invested in Fund C (common stock of Phillips Petroleum Company). The Loan Fund is used to record transactions resulting from loans made to active employees against their accounts. Except for the Temporary Investment Fund and the Loan Fund, the interest of participants in each fund is represented by units allocated to them.

The Plan provides for monthly transfers among funds; however, plan participants may not direct transfers to Fund C, the Loan Fund, or the Temporary Investment Fund. Transfers to Fund D were permitted only in certain circumstances until June 15, 1993, but transfers were not allowed out of Fund D after January 15, 1993.

A participant is vested at all times with respect to his deposits. Through June 30, 1995, a participant was generally vested with respect to his interest in Company contributions
(a) if he made, or had made on his behalf, regular deposits for 12 months; (b) upon retirement pursuant to a Company retirement plan; (c) upon death; (d) upon becoming totally and permanently disabled; (e) upon reaching age 65; (f) upon being laid off; or
(g) upon completion of five years of vesting service. Effective July 1, 1995, a participant is vested at all times with respect to his interest in Company contributions.

Prior to January 1, 1996, generally a participant could, as of any valuation date, withdraw any portion of his vested interest in his after-tax account. Effective January 1, 1996, Company contributions made after December 31, 1995, may not be withdrawn until 24 months after they are contributed unless the participant has been in the Plan for at least five years. A participant may not withdraw his interest in his before-tax account unless he is at least age 59 1/2, experiences a specified financial hardship, becomes totally and permanently disabled, or separates from service. Upon death of a participant, the beneficiary may withdraw the participant's before-tax account balance.

Through June 30, 1995, forfeitures arising from non-vested withdrawals were used to reduce future Company contributions.
Forfeitures could be restored under certain circumstances if the participant later repaid the amount withdrawn.

Distributions occur upon separation from service, but may be deferred. For a participant who retires or becomes totally disabled, distribution will be deferred to a date not later than the first valuation date of February of the year after the year age 70 1/2 is attained. If the participant dies, distribution to a surviving spouse beneficiary will be deferred to the first valuation date of the second month preceding the month in which the participant would have attained age 70 1/2. This deferral is revocable by the participant or the surviving spouse. Distributions to non-spouse beneficiaries may be deferred approximately five years. Distributions are based on the valuation of the participant's interest in the trust fund. Available forms of distribution are:

     (a) from Funds A, D, E or F in cash (distributions from
         Fund F were not available until 1993);

     (b) from Funds B and C in whole shares of common stock and/or cash;

     (c) with respect to a participant who retires under a Company retirement plan or a beneficiary spouse of a participant in the event of an active employee participant's death, in the form of an irrevocable nontransferable monthly annuity purchased with a specified dollar amount of the participant's interest in the Plan; and

     (d) with respect to a participant who retired before July 1, 1992, under a Company retirement plan, monthly, quarterly or annual payments irrevocably elected from his interest in Fund D commencing at retirement with, at the participant's direction, a designated life interest beneficiary to receive any unpaid scheduled payments following the participant's death.

A participant may elect a direct rollover of the taxable portion of most distributions to an Individual Retirement Account or another tax-qualified plan. The taxable portion of any such distribution that is not rolled over directly will be subject to 20 percent federal withholding.

The Plan is administered by a Thrift Plan Committee, the members of which are appointed by the Board of Directors of Phillips Petroleum Company. The Plan Financial Administrator and Plan Benefits Administrator are the persons who occupy, respectively, the Phillips Petroleum Company positions of Treasurer and Compensation and Benefits Manager. Members of the Committee and the Plan Administrators serve without compensation, but are reimbursed by the Company for necessary expenditures incurred in the discharge of their duties.

The Plan pays all reasonable expenses necessary for the operation of the Plan unless such expenses are paid by the Company. The Company pays only the Trustee's recordkeeping and accounting fees and the class year contract administration fees of .15 percent of the funds invested in the insured contracts in Fund D.

The Company intends to continue the Plan indefinitely, but reserves the right to amend or terminate it at any time.


Note 2--Investments

All securities are valued at their quoted market price or, with respect to units of participation in commingled funds, redemption value. Insurance contracts are valued pursuant to their terms; the value represents fund deposits plus interest credited less distributions. Participant loans are valued at cost, which approximates fair value.


Note 3--Contributions Receivable

Contributions receivable at December 31 included the following:

                                             Thousands of Dollars
                                             --------------------
                                             1995            1994
                                             --------------------
Receivable from the Company for
  matching contributions                     $452             487
Before-tax deposits                           116              91
- -----------------------------------------------------------------
                                             $568             578
=================================================================


Note 4--Funds B and C

Because Funds B and C have the same investment objectives, hold assets in common (primarily Phillips Petroleum Company common stock) and maintain a common unit value, the financial statements of these two funds have been presented on a combined basis.

Note 5--Class Year Accounts

A breakdown of Fund D--Deposit Administration Account by Class
Year at December 31 follows:

                                Thousands
                               of Dollars
                             ------------
                               Net Assets
                                Available        Number      Unit
                             for Benefits      of Units    Values
                             ------------------------------------
1995
- ----
  1992                           $ 23,622    10,995,307    2.1484
  1991                            134,496    49,438,453    2.7205
  1990                            127,782    36,686,402    3.4831
- -----------------------------------------------------------------
                                 $285,900
=================================================================

1994
- ----
  1992                           $ 23,398    11,695,202    2.0007
  1991                            130,768    52,038,039    2.5129
  1990                            159,031    49,817,416    3.1923
  1989                             20,006     6,284,080    3.1836
- -----------------------------------------------------------------
                                 $333,203
=================================================================


Note 6--Loan Fund

Since July 1, 1993, the Plan has allowed loans to active employees or parties in interest from their accounts. The minimum loan is $1,000, and generally the maximum is the lesser of $50,000 or half a participant's vested account. The loans may extend for up to 60 months (180 months for a home loan) with a rate of interest equal to the national prime lending rate, as determined on the regular valuation date prior to the date of a loan application. No more than one home loan and two regular loans may be outstanding at any given time.

Loan payments and interest are repaid to the borrowing participant's accounts through the Loan Fund, which records the outstanding loans and related transactions. Repayments are allocated to Funds A, B, E or F based on a participant's regular deposits. For the periods ended December 31, the total of loans made by fund of origin, principal repaid, and aggregate outstanding loan balances were:

                                 Thousands of Dollars
                    ---------------------------------------------
Fund                   A       B     C     D     E     F    Total
                    ---------------------------------------------

Period ended
December 31, 1995
- -----------------
Loans Outstanding
  at December 31,
  1994                                                    $17,837
Participant Loans   $549   5,588   963   513   350   480    8,443
Principal Repaid      95   5,917   231     -   181   268    6,692
Distributions to
  Participants                                                720
- -----------------------------------------------------------------
Loans Outstanding
  at December 31,
  1995                                                    $18,868
=================================================================

Period ended
December 31, 1994
- -----------------
Loans Outstanding
  at December 31,
  1993                                                    $14,157
Participant Loans   $623   6,889    62   826   455   322    9,177
Principal Repaid     106   4,293   221     -   138   257    5,015
Distributions to
  Participants                                                482
- -----------------------------------------------------------------
Loans Outstanding
  at December 31,
  1994                                                    $17,837
=================================================================

Note 7--Allocation of Deposits and Earnings from Temporary
          Investment Fund

Allocation of deposits and earnings from the Temporary Investment
Fund represents the allocation of employee deposits and before-tax contributions made to the Temporary Investment Fund and related earnings thereon. A breakdown of the allocation for each of the periods follows:

                                    Thousands of Dollars
                           --------------------------------------
                           Fund A  Fund B  Fund D  Fund E  Fund F
                           --------------------------------------
December 31, 1995
- -----------------
Employee deposits          $  610  11,770       -   1,755   1,730
Before-tax contributions      504  14,268       -   1,864     965
Interest                        3      12       -      79      75
- -----------------------------------------------------------------
                           $1,117  26,050       -   3,698   2,770
=================================================================

December 31, 1994
- -----------------
Employee deposits          $  746  11,983       -   1,926   1,774
Before-tax contributions      584  13,932       -   1,841     956
Interest                        3      18       -      51      43
- -----------------------------------------------------------------
                           $1,333  25,933       -   3,818   2,773
=================================================================

December 31, 1993
- -----------------
Employee deposits          $  769  12,957   1,388   1,645   1,149
Before-tax contributions      575  13,308     730   1,375     530
Interest                        3      57       6       6       3
- -----------------------------------------------------------------
                           $1,347  26,322   2,124   3,026   1,682
=================================================================


Note 8--Credit Facility

Effective July 14, 1993, the Plan established a 364-day
$50 million revolving credit facility with NationsBank of Texas, N.A., for the purpose of financing net Fund B and Fund C distributions, participant loans from the Plan, or transfers of participants' interests to other funds of the Plan. The interest rate may not exceed the Eurodollar interbank offered rate plus
0.25 percent. Effective June 17, 1994, this credit facility was reduced to $25 million. The Plan Trustee requested that the credit facility be renewed for this reduced amount for an additional year. On July 12, 1995, the credit facility was renewed for another year, but at December 31, 1995, no portion of this credit facility was outstanding.

In 1995, the Department of Labor issued the Company a Prohibited Transaction Exemption allowing the Plan to replace its existing bank credit facility with a new $25 million credit agreement between Phillips Petroleum Company and the Thrift Plan of Phillips Petroleum Company and Trust, effective March 15, 1996.

The agreement will be used for the same purposes as the bank credit facility, which was cancelled. The agreement requires no commitment fee. Borrowings are non-interest bearing, without recourse, and must be repaid within 31 days.


Note 9--Transactions with Parties-in-Interest

During 1995, 1994 and 1993, the Plan received $24,471,000,
$24,213,000 and $26,079,000, respectively, in common stock dividends from the Company. Fees paid for legal, accounting, and other services rendered by parties-in-interest were based on customary and reasonable rates for such services.


Note 10--Tax Status

The Internal Revenue Service (IRS) determined on November 30, 1995, that the Plan, as amended through June 23, 1994, is qualified under Section 401(a) of the Internal Revenue Code of 1986 and the Trust is exempt from federal income tax under
Section 501(a). Subsequent amendments have been adopted, but are not expected to affect the qualified status of the Plan. The Committee is not aware of any activity that would affect the qualified status of the Plan.


Note 11--Subsequent Events

Effective at the close of business on December 31, 1995, the Trustee for Funds B and C was changed from Bankers Trust Company (Bankers) to Vanguard Fiduciary Trust Company (Vanguard), although Bankers continued to serve as custodian for those funds. Effective July 1, 1996, Vanguard is scheduled to become Trustee for all other funds except Fund D. Effective June 1, 1996, Phillips Petroleum Company became contractholder for all Fund D insurance contracts, thus excluding Fund D from the Trust. This change in contractholder does not affect participant benefits.

Funds A, E, F and the Temporary Investment Fund were transferred to Vanguard for investment management effective May 1, 1996. As designated by amendment to the Plan, Vanguard will invest for Funds A, E and F in mutual funds managed by The Vanguard Group, Inc., which are similar to the commingled funds managed by Bankers Trust Company, and BZW Barclays Global Investors, N.A.

Recordkeeping for all funds is scheduled to transfer to Vanguard effective July 1, 1996.

The Company designated a transition period which began June 18, 1996, and is scheduled to end August 26, 1996. During the transition period, voluntary transfers between investment funds, Plan distributions, withdrawals and loans are prohibited, while loan repayments and contributions will continue uninterrupted.

- -----------------------------------------------------------------------------
Schedule of Assets Held                               Thrift Plan Of Phillips
for Investment Purposes                                     Petroleum Company
Item 27a                                         EIN 73-0400345, Plan No. 002


At December 31, 1995


                       Description of investment
Identity of issue,     including maturity date,
borrower, lessor,      rate of interest, collateral,     Historical  Current
or similar party       par or maturity value                Cost      Value
- ---------------------  --------------------------------  ---------  ---------

Phillips Petroleum     Common stock, $1.25 par value,
  Company*               20,686,981 shares                $342,980    704,705
- -----------------------------------------------------------------------------

Bankers Trust          52,040.90 units, BT Pyramid
  Company*               Large Capitalization Equity
                         Index Fund                         52,898     71,911

                       9,355,755.01 units, BT Pyramid
                         Government Securities Cash
                         Fund                                9,356      9,356

                       66,264,170.71 units, BT Pyramid
                         Discretionary Cash Fund            66,264     66,264
- -----------------------------------------------------------------------------
                                                           128,518    147,531
- -----------------------------------------------------------------------------

BZW Barclays Global    6,068,264.85 units, Wells Fargo
  Investors, N.A.*+      Government/Corporate Bond
                         Index Fund E                       58,813     74,816
- -----------------------------------------------------------------------------

Thrift Plan of         Loans to Plan participants at
  Phillips Petroleum     6% - 9%
  Company                                                   18,868     18,868
- -----------------------------------------------------------------------------

Travelers Insurance    Group Annuity Contract GR-15505,
  Company*               deposit administration account    127,316    127,316

                       Group Annuity Contract GR-1966A,
                         deferred settlement account           603        603

Continental Assurance  Group Annuity Contract GP-12692,
  Company*               deposit administration account     67,946     67,946

                       Group Annuity Contract GP-12787,
                         deposit administration account     23,537     23,537

Provident National     Group Annuity Contract
  Assurance*             GC-027-05048, deposit
                         administration account             66,060     66,060
- -----------------------------------------------------------------------------
                                                           285,462    285,462
- -----------------------------------------------------------------------------
                                                          $834,641  1,231,382
=============================================================================
*Party-in-interest
+Formerly Wells Fargo

- ------------------------------------------------------------------------------
Schedule of Reportable Transactions                    Thrift Plan of Phillips
Item 27d                                                     Petroleum Company
                                                      EIN 73-0400345, Plan 022


Year Ended December 31, 1995


                      Total       Total
                      number of   number of                         Gain or
Identity of party     purchases   sales                             (loss) as a
involved and          during the  during the  Value of    Value     result of
description of asset  plan year   plan year   purchases*  of Sales* transactions
- --------------------  ----------  ----------  ---------   --------  ------------

Bankers Trust
  Company, BT
  Pyramid Government
  Securities Cash
  Fund                    225         211      $147,689    156,702          -

Phillips Petroleum
  Company, Common
  Stock                   105          22        53,668     15,222      8,717

Bankers Trust
  Company, BT Pyramid
  Discretionary Cash
  Fund                     51          35        36,020     29,504          -
- -------------------------------------------------------------------------------
*This is also the current value at time of transaction.

                                                        Exhibit 1




                  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 33-50134) pertaining to the Thrift Plan of Phillips Petroleum Company and in the related Prospectus of our report dated June 24, 1996, with respect to the financial statements and schedules of the Thrift Plan of Phillips Petroleum Company included in this Annual Report (Form 11-K) for the year ended December 31, 1995.



                                  /s/ Ernst & Young LLP

                                      ERNST & YOUNG LLP
Tulsa, Oklahoma
June 24, 1996